SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 28, 2015

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully discussed in Item 2.01 below, on September 30, 2015, Evolving Systems, Inc. (“Evolving Systems” or “Company”) completed the acquisition of RateIntegration, Inc. d/b/a Sixth Sense Media (“RateIntegration”) pursuant to the terms of an Agreement and Plan of Merger (“Merger Agreement”) by and among Evolving Systems, Evolving Systems NC, Inc., a wholly owned subsidiary of Evolving Systems (“Merger Sub”), RateIntegration, and a representative of the stockholders and change in control payment recipients of RateIntegration.

The information set forth under Item 2.01 below is incorporated herein by reference.

The press release announcing the transaction, dated September 30, 2015, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01                                  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2015, Evolving Systems, Merger Sub, RateIntegration and a representative of the stockholders and change in control payment recipients of RateIntegration entered into a Merger Agreement.  Pursuant to the terms of the Merger Agreement:  (a) Merger Sub was merged with and into RateIntegration (the “Merger”), with RateIntegration continuing as the surviving corporation and as a wholly owned subsidiary of Evolving Systems; and (b) Evolving Systems:  (i) acquired all of the outstanding securities of RateIntegration; (ii) made an initial cash payment totaling approximately $9.75 million, plus customary working capital adjustments, and (iii) agreed to make a payment on the 1 year anniversary of the Merger of $250,000, with such payment being available to secure RateIntegration’s representations and warranties under the Merger Agreement.

Text of the Merger Agreement. The full text of the Merger Agreement and the press release issued in connection with the announcement are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION

On September 28, 2015, Evolving Systems entered into the Third Amendment to the Loan and Security Agreement with East West Bank to increase the current revolving credit facility from $5.0 million to $10.0 million (the “Revolving Facility”).  The additional $5.0 million (“Revolving Line II”) will bear interest at a floating rate equal to the U.S.A. Prime Rate plus 2.25%; the existing $5.0 million credit facility (“Revolving Line”) will continue to bear interest at the greater of 2.75% or the U.S.A Prime Rate minus one half of one percent (0.50%).  The Revolving Facility is secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of Evolving Systems.  There is no mandated borrowing required against the Revolving Facility.  To take an advance under the Revolving Facility, the Company must have a balance of $4.0 million in cash on deposit with East West Bank, a minimum current ratio and a specified ratio of Total Liabilities to Tangible Net Worth, which are both as defined in the Revolving Facility. The Revolving Facility requires the Company to pay a one-time credit facility fee of $10,000 for extension of Revolving Line II, an annual credit facility fee of $10,000 and monthly payments of interest, with the unpaid balance due on October 22, 2016.

The Revolving Facility includes negative covenants that place restrictions on the Company’s ability to, among other things:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; cause or permit a change of control; merge or consolidate with another entity; make negative pledges; enter into affiliate transactions; and change the nature of its business materially.

Outstanding amounts under the Revolving Facility may be accelerated by notice from East West Bank upon the occurrence and continuance of certain events of default, including without limitation:  payment defaults, breach of covenants beyond applicable grace periods, breach of representations and warranties, bankruptcy and insolvency defaults, and the occurrence of a material adverse effect (as defined).  Acceleration is automatic upon the occurrence of certain bankruptcy and insolvency defaults.

Text of Agreements.  The full text of the amendment to the Revolving Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 30, 2015, in connection with the Merger, the Board of Directors of the Company (“Board”) adopted a resolution appointing Thomas Thekkethala, former CEO of RateIntegration, to the Company’s Board, to serve until the next annual meeting of stockholders or his earlier death or resignation.  Mr. Thekkethala will fill a vacancy resulting from an increase in the size of the Board from six (6) members to seven (7), as approved by the Board, described in Item 8.01 below.

On September 30, 2015, the Board also appointed Mr. Thekkethala to serve as President of Evolving Systems and entered into an employment agreement with Mr. Thekkethala.

Mr. Thekkethala, 53, has over 25 years of experience in financing and building enterprise software companies. He was a founding investor, Chairman and CEO at Sixth Sense Media where he oversaw the company’s strategy and global operations from February 2004 to September 2015. Prior to Sixth Sense Media, from December 1999 to the present, he was Founder and Managing General Partner at JT Ventures, an early stage technology venture fund where he led investments in Allegro (acquired by Cisco), Fidelia (acquired by NetScout) and Ibrix (acquired by HP). Mr. Thekkethala also co-founded telecom software companies SRG, Inc. and Consolidated Communication Systems and Services (CCSS) in 1991 and 1994, respectively, where he developed the product vision and market strategy, and led the companies to their successful acquisitions in 1994 and 1997, respectively. Mr. Thekkethala started his career at an early-stage wireless carrier that grew to a market leader before its acquisition by Ameritech (now ATT Wireless).  He holds a Bachelors in Electrical Engineering and a Masters in Information Management from Washington University, St. Louis.

Pursuant to the employment agreement, Evolving Systems and Mr. Thekkethala agreed to the following:

•                  Mr. Thekkethala will receive annual base salary of $300,000 and be eligible for incentive compensation of up to 50% of his base compensation upon achievement of quarterly and annual incentive compensation targets established by Evolving Systems’ Board of Directors.

•                  Mr. Thekkethala received a restricted stock award for 15,000 shares of Evolving Systems’ common stock and the option to purchase 100,000 shares of Evolving Systems common stock at an exercise price equal to the closing price for the Company’s common stock on Sept. 30, 2015.  Both awards vest over a four-year period, 25% on the one-year anniversary of the date of grant, and the balance vesting quarterly over the remaining three-year period.

•                  Mr. Thekkethala will be employed “at-will.”

•                  If the Company terminates the employment of Mr. Thekkethala for reasons other than cause or disability, or Mr. Thekkethala resigns for “Good Reason,” as defined in the employment agreement, the Company will pay Mr. Thekkethala severance equal to 12 months of his base salary and 100% of his target incentive compensation (collectively referred to in the employment agreement as “Base Severance.”)  The Company will also pay a proportionate amount of Mr. Thekkethala’s health and dental insurance premiums, based upon the same proportion the Company paid at the time Mr. Thekkethala’s employment was terminated, for a period of 12 months, or until Mr. Thekkethala obtains substitute insurance. Base Severance and insurance premium payments will be made in equal installments over the 12 month period, based upon the Company’s normal payroll practices.

•                  In the event of the occurrence of a Change in Control, as defined in the employment agreement, 50% of Mr. Thekkethala’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards, if any, will vest. In addition, in the event the Company terminates Mr. Thekkethala’s employment without Cause (as defined in the employment agreement) or Mr. Thekkethala resigns for Good Reason within 180 days before or 365 days after a Change of Control, he will be entitled to receive Base Severance as well as additional severance (referred to in the employment agreement as “Enhanced Severance”) equal to 6 months of his base salary and 50% of his target incentive compensation in the year of termination.  He will also be entitled to be reimbursed for expenses incurred for tax advice, in an amount not to exceed $7,500 and his unvested stock options, shares of restricted stock and any other unvested equity awards will vest.

•                  Mr. Thekkethala agreed that following termination of employment he will not compete with the Company (as defined in the employment agreement), or solicit or entice any employee of the Company to leave the employ of the Company or interfere with the Company’s relationship with a customer during the period of time that Base Severance is paid, or, in the case of a Change of Control, during the extended period of Enhanced Severance.

•                  Mr. Thekkethala and the Company also entered into the standard Indemnification Agreement for the Company’s officers and directors.

A copy of the press release issued in connection with the announcement of the Merger Agreement described under Item 2.01 above, including the appointment of Mr. Thekkethala to the Company’s Board and as President, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The full text of the employment agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. The form of Indemnification Agreement, entered into by Evolving Systems, Inc. and each of its directors and executive officers, as filed as Exhibit 10.2 to the Company’s Form 8-K filed on July 31, 2014 is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with the Merger, the Company posted on its website (www.evolving.com) answers to Frequently Asked Questions as well as an investor presentation entitled “Introducing Evolving Systems’ Mobile Marketing Solutions.” The full text of the materials are furnished with this Current Report as Exhibits 99.2 and 99.3, respectively.

ITEM 8.01 OTHER EVENTS

On September 30, 2015, pursuant to Article IV, Section 15 of the Company’s Bylaws, the Board adopted a resolution expanding the size of the Board from six (6) members to seven (7).

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

a)                                     Financial Statements of Business Acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is filed.

b)                                     Pro Forma Financial Statements.

The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is filed.

c)                                      Shell Company Transactions.  Not applicable.

d)                                     Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description
2.1

Merger Agreement dated as of September 30, 2015, by and among Evolving Systems, Inc., Evolving Systems NC, Inc., a wholly owned subsidiary of Evolving Systems, RateIntegration, Inc. and a representative of the stockholders and change in control payment recipients of RateIntegration, Inc.

10.1	Third Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank
10.2	Employment Agreement dated September 30, 2015, entered into between Evolving Systems, Inc. and Thomas Thekkethala
99.1	Press release dated September 30, 2015, “Evolving Systems Acquires Sixth Sense Media”
99.2	Frequently Asked Questions
99.3	Investor Presentation: “Introducing Evolving Systems’ Mobile Marketing Solutions”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2015

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President, Finance & Administration

Exhibit Index

Exhibit No.	Description
2.1

Merger Agreement dated as of September 30, 2015, by and among Evolving Systems, Inc., Evolving Systems NC, Inc., a wholly owned subsidiary of Evolving Systems, RateIntegration, Inc. and a representative of the stockholders and change in control payment recipients of RateIntegration, Inc.

10.1	Third Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank
10.2	Employment Agreement dated September 30, 2015, entered into between Evolving Systems, Inc. and Thomas Thekkethala
99.1	Press release dated September 30, 2015, “Evolving Systems acquires Sixth Sense Media”
99.2	Frequently Asked Questions
99.3	Investor Presentation: “Introducing Evolving Systems’ Mobile Marketing Solutions”